Exhibit 10.22

Execuion Copy

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT between Talecris Biotherapeutics Holdings Corporation (the “Company”) and Lawrence D. Stern (the “Executive”) (together, the “Parties”) is effective as of April 1, 2005 (the “Effective Date”) and is amended and restated as of April 1, 2007, with all terms retroactive to such date (“Restatement Date”).

WHEREAS, the Parties wish to establish the terms of Executive’s employment with the Company following the Restatement Date.

Accordingly, the Parties agree as follows:

1.     Employment and Acceptance. The Company shall employ the Executive, and Executive shall accept employment, subject to the terms of this Agreement, as of the Effective Date. From and after the Restatement Date, “Agreement” shall refer to the terms of the Executive’s employment with the Company as stated herein

2.     Term. Subject to earlier termination pursuant to Section 5 of this Agreement, this Agreement and the employment relationship hereunder shall continue for two years from the Restatement Date (“Initial Renewal Term”) and shall renew for additional one (1) year intervals (each a “Subsequent Term”) upon written notification by the Board of Directors. If the Board does not provide such written notification thirty days prior to the expiration of the Term, then the Agreement shall not be extended. If the Board provides such written notification then the Agreement shall be so extended unless the Executive provides written notification to the Board that Executive does not wish to extend the Term. Executive’s written notice of his desire not to extend the Term shall be provided to the Board by sixty (60) days prior to the expiration of the Term or, if the Board has not then provided such notification, then by seven (7) days after written notification from the Board. As used in this Agreement, the “Term” shall refer to the period beginning on the Effective Date and ending on the date the Executive’s employment terminates in accordance with this Section 2 or Section 5. In the event that the Executive’s employment with the Company terminates for any reason, the Company’s obligation to continue to pay all base salary, as adjusted, bonus and other benefits then accrued shall terminate except as may be provided for in Section 5 of this Agreement.

3.     Duties and Title.

3.1.    Title. The Company shall employ the Executive to render services to the Company and its subsidiaries. From the Restatement Date, Executive shall serve in the capacity of Executive Chairman of Talecris Biotherapeutics Holdings Corporation. At any time during the Renewal Term, upon 60 days notice, the Board of Directors (the “Board”) of the Company may change the Executive’s capacity and title from Executive Chairman to Chairman and Chief Executive Officer or to Chairman (in a non-executive capacity). (As used herein, all references to the position of “EC/CEO” shall include the position of Executive Chairman and Chairman and Chief Executive Officer and all references to the position of “Chairman” shall mean Chairman of the Board of Directors in a non-executive capacity.)  If the Agreement is renewed for a Subsequent Term, Executive shall serve in the capacity of Chairman, unless otherwise agreed upon in writing by the parties. In each of these capacities, Executive shall report to the Board.

3.2.    Duties. The Executive will have such authority and responsibilities and will perform such executive duties customarily performed by individuals holding such roles in a company in similar lines of business as the Company and its subsidiaries or as may be assigned to Executive by the Board. While serving in the position of EC/CEO, the Executive will devote all his full working-time and attention to the performance of such duties and to the promotion of the business and interests of the Company and its subsidiaries. While serving in the position of Chairman, Executive will devote such time as necessary to perform the duties associated therewith, but will not be required to devote his full time and attention to the Company. For avoidance of doubt, while serving as Chairman, Executive will be permitted to pursue outside activities so long as such activities do not interfere or conflict with his duties hereunder or in any way violate the terms of Section 6 herein.

4.     Compensation and Benefits by the Company. As compensation for all services rendered pursuant to this Agreement, the Company shall provide the Executive the following from the Restatement Date:

4.1.    Base Salary. The Company will pay to the Executive an annual base salary of Six Hundred Thousand Dollars ($600,000) for so long as he holds the position of EC/CEO and an annual base salary of Three Hundred and Fifty Thousand Dollars ($350,000) while he holds the position of Chairman (the “Base Salary”). The Base Salary shall be payable in accordance with the customary payroll practices of the Company. Executive’s Base Salary shall be reviewed consistent with the normal merit and pay adjustment cycle for executives. In evaluating adjustments to Executive’s Base Salary, such factors as corporate performance, individual merit, inflation, and other appropriate considerations shall be taken into account.

4.2.    Performance Bonus. The Executive will be eligible to receive an annual performance bonus (“Performance Bonus”) under a plan established by the Company in the amount determined by the Board based upon achievement of performance measures derived from the annual business plan presented by management and approved by the Board. The Executive’s target Performance Bonus shall be 200% of his Base Salary while he holds the position of EC/CEO and 100% of his Base Salary while he holds the position of Chairman (the “Target Performance Bonus”), with the actual amount of each Performance Bonus being determined under the Bonus Plan in effect at that time as approved by the Board. For the avoidance of doubt, in 2007, the Target Performance Bonus shall be prorated at 150% for 3 months and at 200% for the number of months in which the Executive holds the position of EC/CEO after the Restatement Date.

4.3.    Renewal Bonus. The Executive will be entitled to receive a “Stock Renewal Bonus” in the form of 93,300 shares of Restricted Stock on the terms contained in the Restricted Stock Award Agreement attached to Agreement as Exhibit 4.3.

4.4.    Strike Price Adjustment In the event, prior to an IPO, the Company makes an extraordinary distribution of cash or assets to the holder of the Common Stock exceeding on a per share basis ten percent (10%) of the Fair Market Value of a share of Common Stock, Executive’s Option Exercise Price shall be equitably adjusted, unless Executive accepts substitute benefits determined by the Board of Directors.

4.5.    Participation in Employee Benefit Plans. The Executive shall be entitled, if and to the extent eligible, to participate in all of the applicable benefit plans of the Company, which may be available to other senior executives of the Company, on the same terms as such other executives. The Company may at any time or from time to time amend, modify, suspend or terminate any employee benefit plan, program or arrangement for any reason without Executive’s consent if such amendment, modification, suspension or termination is consistent with the amendment, modification, suspension or termination for other employees of the Company.

4.5.1.       Reimbursement of Group Health Insurance if Executive is Deemed Ineligible to Participate in the Company Plan. To the extent that Executive is deemed ineligible to participate in the Company’s health care benefit plans for which other senior executives are eligible due to a change in his position at the Company from EC/CEO to Chairman, then the Company shall reimburse Executive for the cost of independently procuring reasonably similar health care benefits.

4.6.    Vacation. The Executive shall be entitled to four (4) weeks of paid vacation while serving in the position of EC/CEO. Executive shall not be entitled to payment for unused vacation days upon the termination of his employment except as set forth in Section 5 below. The carry-over and accrual of vacation days shall be in accordance with Company policy.

4.7.    Business Expense Reimbursement. The Executive shall be entitled to receive reimbursement for all appropriate business expenses incurred by him in connection with his duties under this Agreement in accordance with the policies of the Company as in effect from time to time.

4.8.    Other Expense Reimbursement.

4.8.1.       Home Office Expenses. The Company shall reimburse Executive for all reasonable expenses he incurs for the maintenance of a home office.

4.8.2.       North Carolina Living and Travel Expenses. While Executive holds the position of EC/CEO, the Company shall reimburse Executive for living expenses in North Carolina (including housing and meals). In the alternative, if Executive determines to establish a secondary residence in North Carolina while Executive holds the position of EC/CEO, the Company shall reimburse Executive for documented realtor and closing costs plus trucking/moving expenses. In addition, Executive will be entitled to reimbursement of travel expenses for weekly travel (for either Executive’s travel or travel by his spouse) to and from Raleigh North Carolina and Executive’s then current primary residence. To the extent that the Company determines it must withhold tax on any such living or travel expenses, the Company will “gross up” Executive for the amount of the withholding taxes in accordance with the Company’s customary procedure.

4.8.3.       Car Allowance. While Executive holds the position of EC/CEO, the Company shall pay Executive a car allowance of $750 per month.

4.8.4.       Continuing Professional Education. The Company agrees to pay reasonable costs associated with the continuing education requirements of maintaining the Executive’s professional designation, including related professional organization memberships, as well as seminars to advance the Executive’s skills. Such costs include the reasonable costs of seminars, travel, lodging and meals while attending such functions.

4.9.    Stock Options. The Executive shall be eligible to participate in the 2005 Stock Option and Incentive Plan established by the Company (the “Stock Option Plan”) pursuant to the terms of the Stock Option Plan and any applicable agreements thereunder as determined from time to time by the Board.

4.9.1.       As soon as reasonably practical following the Restatement Date, but in any event prior to July 31, 2007, the Compensation Committee will grant Executive an option under the terms of the Stock Option Plan to purchase 252,000 shares of common stock of the Company with an exercise price equal to the fair market value per fully diluted common share (“Fair Market Value”) as determined by the Compensation Committee based on an valuation of the common equity by an independent consulting firm expert in doing valuations of this type, such as Valuation Research Corporation. Such stock options will be on the terms of the Stock Option Award Agreement attached to this Agreement as Exhibit 4.9.1.

4.9.2.       In addition, if Executive holds the position of EC/CEO at the time of the initial public offering by the Company of its common stock to the public, the Compensation Committee will grant Executive an option under the terms of the Stock Option Plan, effective immediately prior to the initial public offering by the Company of its common stock to the public, at a price equal to the public offering price to purchase a number of shares equal to one percent (1%) of the then fully diluted outstanding shares prior to such public offering at an exercise price equal to the public offering price. Such stock options will be on the terms of the Stock Option Award Agreement attached to this Agreement as Exhibit 4.9.2.

4.10.  Parachute Payments. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Tax Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement (including, without limitation, the accelerated vesting of incentive or equity awards held by the Executive) or otherwise would be subject to the excise tax imposed by Section 4999 of the code, then the amount of “parachute payments” (as defined in Section 280G of the Code) payable or required to be provided to the Executive shall be automatically reduced to the minimum extent necessary to avoid imposition of such excise tax; provided that this reduction shall not apply if the Executive would be better off, on a net after-tax basis, receiving the parachute payments that would otherwise be reduce and paying such excise tax. Notwithstanding the foregoing, the Company shall use its reasonable efforts to have any payments or distributions that would be reduced or eliminated as a result of the application of this Section 4.9 approved by the Company’s shareholders in the manner contemplated by Q&A 7 of Treasury Regulation Section 1.280G-1. All determinations required to be made under this Section 4.4.10 shall be made by the Company’s accounting firm (the “Accounting Firm”); provided that the

Executive may select which, if any, parachute payments shall be reduced. The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Absent manifest error, any determination by the Accounting Firm shall be binding upon the Company and the Executive.

5.     Termination of Employment.

5.1.    By the Company for Cause or by the Executive Without Good Reason. If: (i) the Company terminates the Executive’s employment with the Company for Cause (as defined below) or (ii) Executive terminates his employment without Good Reason (as defined below), the Executive or the Executive’s legal representatives (as appropriate), shall be entitled to receive the following:

5.1.1.       the Executive’s accrued but unpaid Base Salary, and unpaid benefits set forth in Section 4.5 and 4.6, if any, to the date of termination;

5.1.2.       the Executive’s earned but unpaid Bonus, if any, for the performance year prior to termination and only if the Company and not the Executive terminates employment;

5.1.3.       expenses reimbursable under Section 4.7 incurred but not yet reimbursed to the Executive to the date of termination.

5.1.4.       vesting and exercise of Stock Options to the extent set forth in Executive’s Stock Option Award Agreements

5.1.5.       vesting of Restricted Stock to the extent set forth in Executive’s Restricted Stock Agreements.

For the purposes of this Agreement, “Cause” means, as determined by the Board (or its designee), with respect to conduct during the Executive’s employment with the Company, whether or not committed during the Term, (i) commission of a felony by Executive; (ii) acts of dishonesty by Executive resulting or intending to result in personal gain or enrichment at the expense of the Company or its subsidiaries; (iii) Executive’s material breach of his obligations under this Agreement; (iv) conduct by Executive in connection with his duties hereunder that is fraudulent, unlawful or grossly negligent, including, but not limited to, acts of discrimination; (v) engaging in personal conduct by Executive (including but not limited to employee harassment or discrimination, the use or possession at work of any illegal controlled substance) which discredits or damages the Company or its subsidiaries; (vi) contravention of specific lawful direction from the Board of Directors that would not otherwise conflict with Executive’s responsibilities or duties or the failure to adequately perform the duties to be performed by Executive under the terms of Section 3.2 of this Agreement or (vii) breach of the Executive’s covenants set forth in Section 6 below before termination of employment; provided, that, the Executive shall have fifteen (15) days after notice from the Company to cure the deficiency leading to the Cause determination (except with respect to (i) and (ii) above), if curable. A termination for “Cause” shall be effective immediately (or on such other date set forth by the Company).

For the purposes of this Agreement, “Good Reason” means, without the Executive’s consent, (i) a material reduction in the nature or status of Executive’s responsibilities, authority, position or duties; (ii) the removal of Executive, without his consent, from the position of Chairman of the Board other than for Cause; (iii) a material adverse reduction in the amount of aggregate compensation provided for herein or failure to pay such compensation; (iv) the Company’s material breach of the Agreement; provided that a suspension of the Executive and the requirement that the Executive not report to work shall not constitute “Good Reason” if the Executive continues to receive the compensation and benefits required by this Agreement or (v) the failure by the Company to continue in effect any incentive compensation plan in which the Executive participates unless an equitable alternative compensation arrangement has been provided, except to the extent that participation in such plans has been reduced or eliminated for all other eligible executives; (vi) except as required by law, the failure by the Company to continue to provide Executive with benefits at least as favorable as those enjoyed by Executive under the employee benefit and welfare plans of the Company including, without limitation, profit sharing, life insurance, medical, dental , health and accident , disability, deferred compensation and savings plans commensurate with those generally available to all Executives. Notwithstanding the foregoing, a reduction in the amount of Executive’s aggregate compensation in an amount proportional to such a reduction in the aggregate compensation of other senior executives shall not constitute Good Reason. The Company shall have fifteen (15) days after receipt of notice from the Executive in writing specifying the deficiency to cure the deficiency that would result in Good Reason.

For the avoidance of doubt, a change of position from EC/CEO to Chairman is not intended to constitute a termination of employment or the termination of Executive’s status as a Key Person under the Stock Option Plan.

5.2.    Due to Death or Disability. If: (i) the Executive’s employment terminates due to his death; or (ii) the Company terminates the Executive’s employment with the Company due to the Executive’s Disability (as defined below) and  (i) the Executive honors all applicable provisions of this Agreement following such termination due to Disability, (ii) Executive agrees to make a good faith effort to provide consulting services to the Company as requested by the Company during the severance period at no additional payment or remuneration other than the severance amount stated herein, (iii) Executive or Executive’s legal representative executes, without revoking, a valid release agreement in a form reasonably acceptable to the Company, the Executive or the Executive’s legal representatives (as appropriate), shall be entitled to receive the incremental severance payments set forth in this section 5.2 (in addition to the payments upon termination set forth in Section 5.1):

5.2.1.       the unpaid portion of the Performance Bonus, if any, relating to the calendar year prior to the calendar year of the Executive’s termination, payable in equal monthly installments for twelve (12) months on the last business day of the month;

5.2.2.       payment for accrued unused vacation days, payable in accordance with Company policy

5.2.3.       if the Company achieves the performance objectives for the year in which Executive’s employment is terminated pursuant to this Section 5.2, a pro-rata share of the Performance Bonus in such performance year (based upon the number of days he was employed by the Company in the year in question) at 100% of Target Performance Bonus, payable in the same manner and at the same time as other executives remaining at the Company are paid;

5.2.4.       the vesting and exercising of stock options to the extent set forth in Executive’s stock option award agreements.

5.2.5.       the vesting of all Restricted Shares granted under the 2006 Restricted Stock Plan;

5.2.6.       payment of all Special Recognition Bonus Compensation awarded pursuant to the Special Recognition Bonus Plan effective as of October 1, 2006;

5.2.7.       payment of all of the Special Recognition Bonus Award made to Executive on December 6, 2007;

5.2.8.       vesting of Stock Renewal Bonus to the extent set forth in Executive’s Restricted Stock Agreement;

For the purposes of this Agreement, “Disability” means a reasonable determination by a physician reasonably acceptable to the Company in accordance with applicable law that as a result of a physical or mental injury or illness, the Executive is unable to perform the essential functions of his job with or without reasonable accommodation for a period of (i) 60 consecutive days; or (ii) 90 days in any one (1) year period.

5.3.    By the Company Without Cause or By the Executive for Good Reason. If during the Term the Company terminates Executive’s employment without Cause (which may be done at any time without prior notice) or Executive terminates his employment for Good Reason upon at least fifteen (15) days prior written notice, the Executive shall receive the incremental severance payments set forth in this Section 5.3, as described below (in addition to the payments upon termination specified in Section 5.1) upon execution without revocation of a valid release agreement in a form reasonably acceptable to the Company and provided that the Executive honors all applicable provisions of this Agreement following termination and that Executive has made a good faith effort to support the transition including periodic consulting services to the Company during this eighteen (18) month time period, at no additional payment or remuneration other than the severance amount stated herein:

5.3.1.       continued Base Salary for the greater of eighteen (18) months after the date of termination or the remainder of the number of months remaining in the then current contract term payable in equal monthly installments on the last business day of the month;

5.3.2.       Performance Bonus payments in an aggregate amount equal to the lesser of the Performance Bonus amount earned by the Executive for the year prior to the calendar year of the Executive’s termination or the Target Performance Bonus, payable in equal monthly installments for eighteen  (18) months on the last business day of the month following the termination date;

5.3.3.       reimbursement of the cost of continuation coverage of group health coverage pursuant to COBRA for a maximum of twelve (12) months to the extent Executive elects such continuation coverage and is eligible and subject to the terms of the plan and the law; and

5.3.4.       the vesting and exercising of stock options to the extent set forth in Executive’s stock option award agreements.

5.3.5.       the vesting of all Restricted Shares granted under the 2006 Restricted Stock Plan;

5.3.6.       payment of all Special Recognition Bonus Compensation awarded pursuant to the Special Recognition Bonus Plan effective as of October 1, 2006;

5.3.7.       payment of all of the Special Recognition Bonus Award made to Executive on December 6, 2007;

5.3.8.       vesting of Stock Renewal Bonus to the extent set forth in Executive’s Restricted Stock Agreement.

5.4.    Termination Due to Completion of Term Without Renewal. If the contract lapses due to non-renewal by the Company upon expiration of the Initial Renewal Term, the Executive or the Executive’s legal representatives (as appropriate) shall be entitled to receive the severance benefits set forth in section 5.3, but specifically excluding the benefits set forth in section 5.3.2 upon execution without revocation of a valid release agreement in a form reasonably acceptable to the Company and provided that the Executive honors all applicable provisions of this Agreement following termination and that Executive has made a good faith effort to support the transition including periodic consulting services to the Company during this eighteen (18) month time period, at no additional payment or remuneration other than the severance amount stated herein. Notwithstanding the foregoing, the amount of severance to be paid to Executive under this Section 5.4 shall be reduced by any amount of compensation that Executive earns from other employment or the provision of consulting services during the 18 month time frame in which severance is to be paid. For purposes of this paragraph compensation shall include all forms of compensation (e.g. base salary, bonus payments, equity grants), but shall not include investment income earned by Executive.

5.5.    Conduct Constitution a Breach. The Company’s obligation to provide the payments and benefits set forth above in sections 5.2, 5.3 and 5.4 will immediately cease in the event the Executive engages in conduct constituting a breach of the provision of Sections 5.7 or 6 of this Agreement.

5.6.    Removal from any Boards and Position. If the Executive’s employment is terminated for any reason under this Agreement, he shall be deemed to resign (i) if a member, from the Board or board of directors of any subsidiary of the Company or any other board to which he has been appointed or nominated by or on behalf of the Company and (ii) from any position with the Company or any subsidiary of the Company, including, but not limited to, as an officer of the Company and any of its subsidiaries.

5.7.    Non-disparagement. The Company and Executive agree that neither party will not at any time (whether during or after the Term) publish or communicate to any person or entity except in the case of the Executive to his spouse, or in the case of the Company and Executive to legal counsel, any Disparaging (as defined below) remarks, comments or statements concerning the Executive or the Company, Cerberus Capital Management, L.P., Ampersand Ventures, their parents, subsidiaries and affiliates, and their respective present and former members, partners, directors, officers, shareholders, employees, agents, attorneys, successors and assigns, except as required by law or an order of a court or governmental agency with jurisdiction.. “Disparaging” remarks, comments or statements are those that impugn the character, honesty, integrity or morality or business acumen or abilities in connection with any aspect of the operation of business of the individual or entity being disparaged.

6.     Restrictions and Obligations of the Executive

6.1.    Confidentiality. (a) During the course of the Executive’s employment by the Company (prior to and during the Term), the Executive has had and will have access to certain trade secrets and confidential information relating to the Company and its subsidiaries (the “Protected Parties”) which is not readily available from sources outside the Company. The confidential and Proprietary information and, in any material respect, trade secrets of the Protected Parties are among their most valuable assets, including but not limited to, their customer, supplier and vendor lists, databases, competitive strategies, computer programs, frameworks, or models, their marketing programs, their sales, financial, marketing, training and technical information, their product development (and proprietary product data) and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how the Protected Parties create, develop, acquire or maintain their products and marketing plans, target their potential customers and operate their retail and other businesses. The Protected Parties invested, and continue to invest, considerable amounts of time and money in their process, technology, know-how, obtaining and developing the goodwill of their customers, their other external relationships, their data systems and data bases, and all the information described above (hereinafter collectively referred to as “Confidential Information”), and any misappropriation or unauthorized disclosure of Confidential Information in any form would irreparably harm the Protected Parties. The Executive acknowledges that such Confidential Information constitutes valuable, highly confidential, special and unique property of the Protected Parties. The Executive shall hold in a fiduciary capacity for the benefit of the Protected Parties all Confidential Information relating to the Protected Parties and their businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company or its subsidiaries and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Except as required by law or an order of a court or governmental agency with jurisdiction, the Executive shall not, during the period the Executive is employed by the Company or its subsidiaries or at any time for five (5) years thereafter, disclose any Confidential Information, directly or indirectly, to any person or entity for any reason or purpose whatsoever, nor shall the Executive use it in any way, except in the course of the Executive’s employment with, and for the benefit of, the Protected Parties or to enforce any rights or defend any claims hereunder or under any other agreement to which the Executive is a party, provided that such disclosure is relevant to the enforcement of such rights or defense of such claims and is only disclosed in the formal proceedings related thereto. The Executive shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive understands and agrees that the Executive shall acquire no rights to any such Confidential Information. (b) All files, records, documents, drawings, specifications, data, computer programs, evaluation mechanisms and analytics and similar items, except for those evaluation mechanisms and analytics and similar items which are of prior art or common practice within the Executive’s professional capacity, relating thereto or to the Business (for the purposes of this Agreement, “Business” shall be as defined in Section 6.3 hereof), as well as all customer lists, specific customer information, compilations of product research and marketing techniques of the Company and its subsidiaries, whether prepared by the Executive or otherwise coming into the Executive’s possession, shall remain the exclusive property of the Company and its subsidiaries, and the Executive shall not remove any such items from the premises of the Company and its subsidiaries, except in furtherance of the Executive’s duties under any employment agreement. (c) It is understood that while employed by the Company or its subsidiaries, the Executive will promptly disclose to it, and assign to it the Executive’s interest in any invention, improvement or discovery made or conceived by the Executive, either alone or jointly with others, which: (i) relate in any manner to the existing or contemplated business, research or activities of the Company; (ii) are suggested by or result from Executive’s work with the Company, or (iii) result from the Executive’s use of the Company’s time, materials, information, employees or facilities even if made or conceived during other than working hours. At the Company’s request and expense, the Executive will assist the Company and its subsidiaries during the period of the Executive’s employment by the Company or its subsidiaries and thereafter in connection with any controversy or legal proceeding relating to such invention, improvement or discovery and in obtaining domestic and foreign patent or other protection covering the same. (d) As requested by the Company and at the Company’s expense, from time to time and upon the termination of the Executive’s employment with the Company for any reason, the Executive will promptly deliver to the Company and its subsidiaries all copies and embodiments, in whatever form, of all Confidential Information in the Executive’s possession or within his control (including, but not limited to, memoranda, records, notes, plans, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information) irrespective of the location or form of such material. If requested by the Company, the Executive will provide the Company with written confirmation that all such materials have been delivered to the Company as provided herein.

6.2.    Non-Solicitation or Hire. During the Term and for a period of twenty-four (24) months following the termination of the Executive’s employment for any reason, the Executive shall not solicit or attempt to solicit or induce, directly or indirectly: (a) any person or entity who is a customer of the Company or its subsidiaries, or who was a customer of the Company or its subsidiaries at any time during the twelve (12) month period immediately prior to the date the Executive’s employment terminates for any reason, to market, sell or provide to any such person or entity any services or products offered by or available from the Company or its subsidiaries (provided that if the Executive intends to solicit any such person or entity for any other purpose, he shall notify the Company of such intention and receive prior written approval from the Company); (b) any supplier to the Company or any subsidiary to terminate, reduce or alter negatively its relationship with the Company or any subsidiary or in any manner interfere with any agreement or contract between the Company or any subsidiary and such supplier; or (c) any employee of the Company or any of its subsidiaries or any person who was an employee of the Company or any of its subsidiaries during the twelve (12) month period immediately prior to the date the Executive’s employment terminates for any reason, to terminate such employee’s employment relationship with the Protected Parties in order, in either case, to enter into a similar relationship with the Executive or any other person or any entity in competition with the Business of the Company or any of its subsidiaries.

6.3.    Non-Competition. During the Term and following the termination of Executive’s employment with the Company for any reason, Executive, for the greater of eighteen (18) months or the period in which the Company is making payments to the Executive in accordance with sections 5.2, 5.3 and/or 5.4 above, shall not, whether individually, as a Director, Manager, member, stockholder, partner, owner, employee, consultant or agent of any business, or in any other capacity, other than on behalf of the Company or its subsidiaries, directly or indirectly organize, establish, own, operate, manage, control, engage in, participate in, invest in, permit his name to be used by, act as a consultant or advisor to, render services which are materially similar to his services provided to the Company under this Agreement for, alone or in association with any person, firm, corporation or business organization, including but not limited to Baxter, CSL, Octapharma, Grifols, Biotest, Kedrion, Kamada and Sanguine or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise which engages or proposes to engage in any business conducted by the Company or any of its subsidiaries on the date of the Executive’s termination of employment or within eighteen (18) months of the Executive’s termination of employment in the geographical areas of:  (i) Johnston and Wake Counties, North Carolina; (ii) the State of North Carolina; (iii) the states of Pennsylvania, California, New York and Florida; (iv) the United States of America; and (v) any geographic locations where the Company and its subsidiaries engage, in such business (the “Business”). Notwithstanding the foregoing, nothing in this Agreement shall prevent the Executive from owning for passive investment purposes not intended to circumvent this Agreement, less than five percent (5%) of the publicly traded common equity securities of any company engaged in the Business (so long as the Executive has no power to manage, operate, advise, consult with or control the competing enterprise and no power, alone or in conjunction with other affiliated parties, to select a director, manager, general partner, or similar governing official of the competing enterprise other than in connection with the normal and customary voting powers afforded the Executive in connection with any permissible equity ownership).

6.4.    Property. The Executive acknowledges that all originals and copies of materials, records and documents generated by him or coming into his possession during his employment by the Company or its subsidiaries are the sole property of the Company and its subsidiaries (“Company Property”). During the Term, and at all times thereafter, the Executive shall not remove, or cause to be removed, from the premises of the Company or its subsidiaries, copies of any record, file, memorandum, document, computer related information or equipment, or any other item relating to the business of the Company or its subsidiaries, except in furtherance of his duties under the Agreement. When the Executive’s employment with the Company terminates for any reason, or upon request of the Company at any time, the Executive shall promptly deliver to the Company all copies of Company Property in his possession or control.

6.5.    Sections 6.1, 6.2, and 6.3 of this Agreement, including each provision within those sections, are independent and severable. In the event that a court of competent jurisdiction finds any provision of Sections 6.1, 6.2, and 6.3 of this Agreement to be overbroad or unenforceable for any reason, Executive and Company hereby specifically agree and request that the court modify each such provision in a manner that will make each such provision enforceable to the maximum extent allowed by law.

7.     Remedies; Specific Performance. The Parties acknowledge and agree that the Executive’s breach or threatened breach of any of the restrictions set forth in Section 6 will result in irreparable and continuing damage to the Protected Parties for which there may be no adequate remedy at law and that the Protected Parties shall be entitled to equitable relief, including specific performance and injunctive relief as remedies for any such breach or threatened or attempted breach. The Executive also agrees that such remedies shall be in addition to any and all remedies, including damages, available to the Protected Parties against him for such breaches or threatened or attempted breaches. In addition, without limiting the Protected Parties’ remedies for any breach of any restriction on the Executive set forth in Section 6, except as required by law, the Executive shall not be entitled to any payments set forth in Section 5.2, 5.3 and/or 5.4 hereof if the Executive has breached the covenants applicable to the Executive contained in Section 5.7 or 6, the Executive will immediately return to the Protected Parties any such payments previously received under Sections 5.2 and 5.3 upon such a breach, and, in the event of such breach, the Protected Parties will have no obligation to pay any of the amounts that remain payable by the Company under Sections 5.2, 5.3 and/or 5.4.

8.     Indemnification. The Company agrees, to the extent permitted by applicable law and its organizational documents, to indemnify, defend and hold harmless the Executive from and against any and all losses, suits, actions, causes of action, judgments, damages, liabilities, penalties, fines, costs or claims of any kind or nature (“Indemnified Claim”), including reasonable legal fees and related costs incurred by Executive in connection with the preparation for or defense of any Indemnified Claim, whether or not resulting in any liability, to which Executive may become subject or liable or which may be incurred by or assessed against Executive, relating to or arising out of his employment by the Company or the services to be performed pursuant to this Agreement, provided that: (i) the Company shall only defend but not indemnify or hold Executive harmless from and against an Indemnified Claim in the event there is a final, non-appealable determination that Executive’s liability with respect to such Indemnified Claim resulted from Executive’s gross misconduct or gross negligence; and (ii) in the event that the Executive’s actions, inactions, decisions or directions which gave rise to the Indemnified Claim were outside the scope of his authority or were plainly contrary to instructions provided him by the Board then the Company shall not be obligated to either defend or indemnify Executive for the Indemnified Claim and its responsibilities under this section of the Agreement are null and void.

9.     Other Provisions.

9.1.    Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid or overnight mail and shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, four (4) days after the date of mailing or one (1) day after overnight mail, as follows:

If the Company, to:

Attn.: General Counsel
P.O. Box 13887
79 TW Alexander Drive
4101 Research Commons
Research Triangle Park
Raleigh, NC  27709
Fax:  (919) 316-6669

If the Executive, to:

Executive’s home address reflected in the Company’s records.

9.2.    Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

9.3.    Representations and Warranties by Executive. The Executive represents and warrants that he is not a party to or subject to any restrictive covenants, legal restrictions or other agreements in favor of any entity or person which would in any way preclude, inhibit, impair or limit the Executive’s ability to perform his obligations under this Agreement, including, but not limited to, non-competition agreements, non-solicitation agreements or confidentiality agreements.

9.4.    Waiver and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

9.5.    Governing Law, Dispute Resolution and Venue (a) This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina. (b)  The parties agree irrevocably to submit to the exclusive jurisdiction of the United States Federal District Court of North Carolina, Eastern Division, or if no federal jurisdiction exists, to the state courts located in the city of Raleigh, North Carolina for the purposes of any suit, action or other proceeding brought by any party arising out of any breach of any of the provisions of this Agreement and hereby waive, and agree not to assert by way of motion, as a defense or otherwise, in any such suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that the provisions of this Agreement may not be enforced in or by such courts. In addition, the parties agree to the waiver of a jury trial.

9.6.    Assignability by the Company and the Executive. This Agreement, and the rights and obligations hereunder, may not be assigned by the Company or the Executive without written consent signed by the other party; provided that the Company may assign the Agreement to any successor that continues the business of the Company.

9.7.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

9.8.    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

9.9.    Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected or impaired or invalidated. The Executive acknowledges that the restrictive covenants contained in Section 6 are a condition of this Agreement and are reasonable and valid in temporal scope and in all other respects.

9.10.  Tax Withholding. The Company or other payor is authorized to withhold from any benefit provided or payment due hereunder, the amount of withholding taxes due any federal, state or local authority in respect of such benefit or payment and to take such other action as may be necessary in the opinion of the Board to satisfy all obligations for the payment of such withholding taxes.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have executed this Agreement.

EXECUTIVE

/s/ LAWRENCE D. STERN
Name: Lawrence D. Stern

Date:

Talecris Biotherapeutics Holdings Corp

By:	/s/ W. BRETT INGERSOLL
Name: W. Brett Ingersoll
Title: Chairman, Compensation Committee

Date:

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

2006 RESTRICTED STOCK PLAN

Restricted Stock Award Agreement

You are hereby awarded Restricted Shares subject to the terms and conditions set forth in this Restricted Stock Award Agreement (“Award Agreement” or “Award”), and in the Talecris Biotherapeutics Holdings Corp. 2006 Restricted Stock Plan (the “Plan”), which is attached as Exhibit A. You should carefully review the Plan and the attached documents, and consult with your personal financial advisor, in order to fully understand the implications of this Award, including your tax alternatives and their consequences.

By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim below. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors (the “Board”) of Talecris Biotherapeutics Holdings Corp. (the “Company”), or any Committee appointed by the Board to administer the Plan, and shall (in the absence of manifest bad faith or fraud) be final, conclusive and binding upon all parties, including you, your heirs, and representatives. Capitalized terms are defined in the Plan or in this Award Agreement.

1.             Specific Terms. Your Restricted Shares have the following terms:

Name of Participant

Number of Shares Subject to Award	Shares.

Purchase Price per Share (if applicable)	Not applicable.

Award Date	, 2007

Vesting	At the rate of one-fourth on March 31st of each of the years 2008, 2009, 2010 and 2011; subject to Section 2 below and to your Continuous Service not ending before the vesting date.

Lifetime Transfers	Not allowed.

2.             Special Vesting. In the event of the termination of your Continuous Service for Cause as defined in your employment agreement with the Company renewed as of April 1, 2007, then only a pro-rata share of your Restricted Shares scheduled to vest on the March 31 following such event shall vest (based upon the number of days you were employed by the Company as EC/CEO since the previous March 31 divided by 365). In the event of the termination of your role as EC/CEO or your Continuous Service other than for Cause, then all Restricted Shares scheduled to vest on the first March 31 following such event shall vest on such March 31 if your Continuous Service is not interrupted or if such termination was by reason of death or disability and in addition a pro-rata share of your Restricted Shares scheduled to vest on the second March 31 following such event shall vest pro rata on the date that is one year following such termination (“Termination Anniversary”) (based upon the number of days from the second March 31 to the Termination Anniversary) if your Continuous Service is not interrupted or if such termination was by reason of death or disability but no Restricted Shares scheduled to vest more than one year after such termination shall vest even if your Continuous Service is not interrupted through the scheduled vesting date.

3.             Dividends. Any dividends paid with respect to Restricted Shares or Shares underlying Restricted Stock Units will only be distributed to you or your duly-authorized transferee in accordance with this Section of this Award Agreement. When Shares are delivered to you or your duly-authorized transferee pursuant to the vesting of the Shares, you or your duly-authorized transferee shall also be entitled to receive, with respect to each Share delivered, (i) a number of Shares equal to the stock dividends which were declared and paid to the holders of Shares between the Award Date and the date such Share is issued, and (ii) a lump sum payment in an amount equal to any cash dividends payable between the Grant Date and the settlement date. To the extent that your Continuous Service ends before vesting of the Shares, you will forfeit all dividends (whether paid in cash or in stock) attributable to all such Shares.

4.             Issuance of Restricted Shares. Until all vesting restrictions lapse, any certificates that you receive for Restricted Shares will include a legend stating that they are subject to the restrictions set forth in the Plan and this Award Agreement. The certificates evidencing such Restricted Shares that will be issued will bear the following legend that shall remain in place and effective until all other vesting restrictions lapse and new certificates are issued:

“The sale or other transfer of the Share represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Talecris Biotherapeutics Holdings Corp. 2006 Restricted Stock Plan, and in any rules and administrative procedures adopted pursuant to such Plan and in a related Award Agreement. A copy of the Plan, such rules and procedures and such Award Agreement may be obtained from the Secretary of Talecris Biotherapeutics Holdings Corp.”

5.             Unvested Restricted Shares. The Company will hold all Restricted Shares in escrow until vesting occurs. You will be reflected as the owner of record on the Company’s books and records of any Shares issued pursuant to this Award Agreement. The Company will hold the stock certificates for safekeeping until such Shares have become vested and non-forfeitable. You must deliver to the Company, as soon as practicable after the date any Shares are issued, a stock power, endorsed in blank, with respect to any such Shares. If you forfeit any Shares, the stock power will be used to return the certificates for the forfeited Shares to the transfer agent for cancellation. As the owner of record of any Restricted Shares you qualify to receive pursuant to this Award Agreement, you will be entitled to all rights of a stockholder of the Company, including the right to vote Shares;

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subject, however, to the provisions of Section 3 hereof with respect to any cash or stock dividends that are paid between the date of this Award and your receipt of shares pursuant to a vesting event, subject in each case to the treatment of the Award upon termination of employment before the particular record date for determining stockholders of record entitled to the payment of the dividend or distribution.

6.             Section 83(b) Election Notice. If you make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares underlying your Restricted Shares (a “Section 83(b) Election”), you agree to provide a copy of such election to the Company within 10 days after filing that election with the Internal Revenue Service. Exhibit B contains a form of Section 83(b) Election, but the Company makes no recommendation as to whether or not to make such an election.

7.             Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underling Shares. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.

8.             Restrictions on Transfer of Award. In accordance with Section 1, lifetime transfers not are allowed and your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee.

9.             Conditions on Issuance of Shares. Notwithstanding any other provision of the Plan or of this Award Agreement, the Committee may condition your receipt of Shares on your execution of a shareholder agreement imposing terms generally applicable to other similarly-situated employee-shareholders.

10.           Taxes. By signing this Award Agreement, you acknowledge that you are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Award (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes or penalties. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.

11.           Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

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12.           Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

13.           Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 9 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code).

14.           Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

15.           Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

16.           Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

17.           Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

18.           Not a Contract of Employment. By executing this Award Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

19.           Pre-IPO Rights and Restrictions on Shares. At all times prior to an Initial Public Offering, any Shares that you receive pursuant to this Award will be subject to Section 21 of the Plan. The Company may repurchase Shares issued pursuant to the Plan upon or after your termination of Continuous Service. To the extent consistent with Applicable Law, any such call (repurchase) right shall be at not less than the Fair Market Value of the Shares to be purchased on

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the date of such purchase. The right of the Company to repurchase shall be exercised for cash or cancellation of purchase money indebtedness.

20.           Governing Law. The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Restricted Shares are awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

By:
Name:
Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

By:
Name of Participant:

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EXHIBIT A

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
2006 Restricted Stock Plan

Plan Document

EXHIBIT B

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
2006 Restricted Stock Plan

Section 83(b) Election Form

Attached is an Internal Revenue Code Section 83(b) Election Form. IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, YOU MUST DO SO WITHIN 30 DAYS AFTER THE DATE THE RESTRICTED SHARES COVERED BY THE ELECTION WERE TRANSFERRED TO YOU. The Company makes no recommendation as to whether or not to make such an election, but in order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return. In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election. Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service. A Section 83(b) election normally cannot be revoked.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

2006 Restricted Stock Plan

Election to Include Value of Restricted Shares in Gross Income

in Year of Transfer Under Internal Revenue Code Section 83(b)

Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.

1.                                       My General Information:

Name:

Address:

S.S.N.
or T.I.N.:

2.                                       Description of the property with respect to which I am making this election:

                                     shares of                                     stock of Talecris Biotherapeutics Holdings Corp. (the “Restricted Shares”).

3.                                       The Restricted Shares were transferred to me on                                     , 20      This election relates to the 20     calendar taxable year.

4.                                       The Restricted Shares are subject to the following restrictions:

The Restricted Shares are forfeitable until they are earned in accordance with Section 1 of the Talecris Biotherapeutics Holdings Corp. 2006 Restricted Stock Plan (“Plan”) Restricted Share Award Agreement (“Award Agreement”) or other Award Agreement or Plan provisions. The Restricted Shares generally are not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award Agreement and the Plan.

5.             Fair market value:

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms never will lapse) of the Restricted Shares with respect to which I am making this election is $       per share.

6.             Amount paid for Restricted Shares:

The amount I paid for the Restricted Shares is $       per share.

7.             Furnishing statement to employer:

A copy of this statement has been furnished to my employer,                                     If the transferor of the Restricted Shares is not my employer, that entity also has been furnished with a copy of this statement.

8.             Award Agreement or Plan not affected:

Nothing contained herein shall be held to change any of the terms or conditions of the Award Agreement or the Plan.

Dated:                                      , 200  .

Taxpayer

EXHIBIT C

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

2006 Restricted Stock Plan

Designation of Beneficiary

In connection with the Awards designated below that I have received pursuant to the Plan, I hereby designate the person specified below as the beneficiary upon my death of my interest in Awards as defined in the Company’s 2006 Restricted Stock Plan (the “Plan”). This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐                  any Award that I have received or ever receive under the Plan.

☐                  the                                     Award that I received pursuant to an award agreement dated                             ,           between myself and the Company.

I understand that this designation operates to entitle the above-named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:
Name of Participant

Sworn to before me this

       day of                    , 200

Notary Public

County of

State of

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

2005 STOCK OPTION AND INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (this “Option Award Agreement”) is effective as of                             (the “Grant Date”), by and between Talecris Biotherapeutics Holdings Corp. a Delaware corporation (the “Company”), and the grantee named on the signature page hereof (the “Grantee”) pursuant to the Talecris Biotherapeutics Holdings Corp. 2005 Stock Option and Incentive Plan (the “Plan”). Capitalized terms not defined in this Option Award Agreement have the meanings ascribed to them in the Plan.

1.             Grant of Stock Option. Pursuant to the terms and conditions set forth in Schedule A hereto, this Option Award Agreement and the Plan, the Company hereby grants to the Grantee an option to purchase (“Option”) all or any part of the aggregate of the shares of the Company’s Common Stock (the “Shares”) set forth in Schedule A hereto at a purchase price per Share as set forth in Schedule A hereto (the “Option Exercise Price”). If an executed copy of this Option Award Agreement is not returned to the Company within ten business days after the date hereof, the grant of Options hereunder shall be null and void, unless the Company determines, in its sole discretion, that any delay was for good cause. This Option is intended to be a non-qualified stock option, and is not intended to qualify as an Incentive Stock Option.

2.             Term of Option. This Option shall expire on the tenth (10) anniversary of the Grant Date (the “Expiration Date”) and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 4 of this Option Award Agreement.

3.             Vesting.

3.1           Time-Based Vesting. The Grantee shall vest in the specified number of Options as set forth in Schedule A hereto subject to this Section 3.1 (“Time-Based Options”). If Grantee is Executive Chairman or Chairman and Chief Executive Officer on such dates, Time-Based Options shall vest and become exercisable in four equal installments on April 1, 2008 and the subsequent three anniversaries of that date. (As used herein, all references to the position of “EC/CEO” shall include the position of Executive Chairman and Chairman and Chief Executive Officer.)  In the event of the termination of Grantee’s role as EC/CEO or employment for Cause as defined in Grantee’s employment agreement with the Company renewed as of April 1, 2007, then a pro-rata share of the Time-Based Options scheduled to vest on the April 1 following such termination shall vest on the termination date (based upon the number of days Grantee was employed by the Company as EC/CEO since the previous April 1 divided by 365). In the event of the termination of Grantee’s role as EC/CEO or employment is terminated by reason of death or disability, then all Time-Based Options scheduled to vest on the first April 1 following such termination and in addition a pro-rata share of the Time-Based Options scheduled to vest on the second April 1 following such termination (based upon the number of days from the second April 1 to the date that is one year following such termination (“Termination Anniversary”)) shall vest immediately. In the event of the termination of Grantee’s role as EC/CEO other than for Cause, death or disability, then all Time-Based Options scheduled to vest on the first April 1 following such termination shall vest on such April 1 if Grantee remains a Key Person as of such date and in addition a pro-rata share of the Time-Based Options scheduled to vest on the second April 1 following such termination shall vest on the Termination Anniversary if Grantee remains a Key Person as of such date (based upon the number of days from the second April 1 to the Termination Anniversary) but no Options scheduled to vest more than one year after such termination shall vest even if Grantee maintains his status as a Key Person through the scheduled vesting date.

3.2           Change in Control. Provided that no Termination of Grantee’s status as a Key Person has taken place prior to the effective date, upon a Change in Control as provided in Section 3.6 of the Plan, any unvested Time Based Options shall become fully vested.

3.3           Non-Vested Options. This Option shall be exercisable to the extent (and only to the extent) that it has vested. Except as provided above, this Option shall cease to vest if either Grantee ceases to hold the role of EC/CEO or upon Grantee’s Termination of Key Person status, and may be exercised after Grantee’s Termination of Grantee’s Key Person status only as set forth in Section 4 below. Any portion of this Option that does not vest, whether due to change in role from EC/CEO, termination of Key Person status, or otherwise, will not be exercisable and will be forfeited.

4.             Exercise of Options Following Termination of Grantee’s Key Person Status.

4.1           Termination of Grantee’s Key Person Status as a Result of Voluntary Resignation or for Any Reason Other than Death, Disability, or Retirement. Upon Grantee’s Termination of Grantee’s Key Person status as a result of voluntary resignation or for any reason other than death, Disability, or Retirement (including for Cause), this Option, to the extent (and only to the extent) that it is vested on the date of Termination of Grantee’s Key Person status, may be exercised by Grantee no later than 90 days after the date of such Termination of Grantee’s Key Person status, but in no event later than the Expiration Date.

4.2           Termination of Grantee’s Key Person Status Because of Death, Disability or Retirement. Upon Grantee’s Termination of Key Person status because of death, Disability or Retirement (or upon Grantee’s death within ninety (90) days after Termination of Grantee’s Key Person status because of Disability or

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Retirement), this Option, to the extent (and only to the extent) that it is vested on the date of Termination of Grantee’s Key Person status, may be exercised by Grantee (or Grantee’s legal representative or authorized assignee) no later than eighteen (18) months after the date of such Termination of Grantee’s Key Person status, but in no event later than the Expiration Date.

5.             Exercise and Restriction.

5.1           Stock Option Exercise Agreement. To exercise this Option, Grantee (or in the case of exercise after Grantee’s death, Grantee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be required by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Grantee’s election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Grantee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If a person other than Grantee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

5.2           Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Committee, with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

5.3           Payment. The Exercise Agreement shall be accompanied by full payment for the Shares being purchased (the “Exercise Price”) in cash (by check), or, if authorized by the Committee in its sole discretion, the Company may accept payment (i) in outstanding shares of stock, or (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price.

5.4           Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Grantee must pay any applicable federal or state withholding obligations of the Company.

5.5           Issuance of Shares. As promptly as is practicable after the receipt of the Exercise Agreement, in form and substance satisfactory to counsel for the Company, payment of the Exercise Price and satisfaction of applicable withholding requirements, and execution by the Grantee of the Stockholders Agreement applicable to all Grantees if requested by the Company, the Company shall issue the Shares registered in the name of Grantee, Grantee’s authorized assignee, or Grantee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto. The Company may postpone such delivery until it receives satisfactory proof

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that the issuance of such Shares will not violate any of the provisions of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. Grantee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

5.6           Competitive or Detrimental Activity. If at any time within eighteen months after the date on which the Grantee exercises the Option Grantee engages in any activity determined in the sole discretion of the Company to be in violation of any non-competition agreement or covenant between the Grantee and the Company (or any Related Entity), then any gain realized by Grantee from the exercise of the Option (“Gain”) shall be paid by Grantee to the Company upon notice from the Company. Such Gain shall be determined as of the date of the Option exercise as the difference between the aggregate exercise price of such Shares and the Fair Market Value of such Shares on their respective Option exercise dates without regard to any subsequent change in the Fair Market Value of a Share.

6.             Nontransferability of Option. This Option may not be sold, assigned, pledged, hypothecated, loaned or otherwise transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Grantee only by Grantee.

7.             Purchase for Purpose of Investment.

In the event Grantee exercises the Option prior to an initial public offering by the Company or counsel to the Company otherwise determines that such representations and legends are required by law:

7.1           Investment Intent at Grant. Grantee represents and agrees that at the time of grant the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.

7.2           Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Grantee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

7.3           Legends. If the Company chooses to deliver certificates to evidence the Shares purchased under this Agreement in an unregistered transaction all such certificates shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

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“THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (A) REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, OR (B) IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO TALECRIS BIOTHERAPEUTICS HOLDINGS CORP., SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE RIGHT IN FAVOR OF THE COMPANY OR ITS ASSIGNEE AS SET FORTH IN THE STOCK OPTION AWARD AGREEMENT, DATED                      BETWEEN                        AND TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. SUCH REPURCHASE RIGHT IS BINDING ON TRANSFEREES OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

7.4           Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

7.5           Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 7 shall be conclusive and binding on the Employee and all other persons.

8.             Right of Offset. The Company shall have the right to offset against the obligation to deliver Shares in respect of any exercise of an Option, any outstanding amounts then owed by Grantee to the Company.

9.             Privileges of Stock Ownership. Grantee shall not have any of the rights of a stockholder of the Company with respect to any Shares until the Shares are issued to Grantee and no adjustment shall be made for cash distribution in respect of such Shares for which the distribution date (or record date, in the event the Company becomes a corporation) is prior to the date upon which such Grantee or permitted transferee shall become the holder of record thereof.

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10.          Entire Agreement. The Plan is incorporated herein by reference. This Agreement, the Plan, the Exercise Agreement, the Stockholders’ Agreement and such other documents as may be executed in connection with the exercise of this Option constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement shall lie within its sole discretion, as the case may be, and shall be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee.

11.          No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Grantee any right to continue in the employ of, or other relationship with, the Company or any Related Entity, including Grantee’s Key Person status, or limit in any way the right of the Company or any Related Entity to terminate Grantee’s employment, Key Person status, or other relationship at any time, with or without Cause.

12.          Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated below or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon:  personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

13.          Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

14.          Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to that body of law pertaining to choice of law or conflict of law.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date noted above.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

By:

[Grantee]

[Grantee’s Address]

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Schedule A

TERMS OF OPTION GRANT

Grantee Name:  Lawrence D. Stern

Grant Date:

Total Number of Shares Underlying the Option:

Option Exercise Price:  $

Exhibit A

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
2005 STOCK OPTION AND INCENTIVE PLAN (the “Plan”)
STOCK OPTION EXERCISE AGREEMENT

I hereby elect to purchase the number of shares of Common Stock of Talecris Biotherapeutics Holdings Corp (the “Company”) as set forth below:

Grantee:	Number of Shares Purchased:
Social Security Number:	Purchase Price per Share:
Address:	Aggregate Purchase Price:
Date of Option Award Agreement:

Type of Option: Nonqualified Stock Option	Exact Name of Title to Shares:

1.             Delivery of Purchase Price. Grantee hereby delivers to the Company the Exercise Price, either in cash (by check) in the amount of $              , receipt of which is acknowledged by the Company, or by some other method as approved by the Company in its sole discretion;

2.             Payment of Withholding Tax. Grantee hereby delivers to the Company the amount necessary to satisfy any withholding tax obligations of the Company in cash (by check) in the amount of $               , receipt of which is acknowledged by the Company, or by some other method as approved by the Company in its sole discretion.

3.             Representations. In the event Grantee exercises the Option prior to an initial public offering by the Company or counsel to the Company otherwise determines that such representations and legends are required by law in connection with the exercise of the Option, Grantee hereby represents to the Company as follows:

(a)           Grantee is acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein. Grantee acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

(b)           Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

A-1

(c)           Grantee understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, he or she must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. Grantee acknowledges that the Company has no obligation to register or qualify the Shares for resale. Grantee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares and requirements relating to the Company which are outside of Grantee’s control, and which the Company is under no obligation to and may not be able to satisfy.

(d)           Grantee understands that there is no public market for the Shares, that no market may ever develop for them and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any other federal, state or other governmental agency.

(e)           Grantee understands that the Shares are subject to certain restrictions on transfer set forth in the Plan. Both the Plan and the applicable Award Agreement pursuant to which the Option has been granted are incorporated herein by reference.

(f)            Grantee understands that the certificate (if any) representing the Shares will be imprinted with the following legends:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SHARES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE RIGHT IN FAVOR OF

A-2

THE COMPANY OR ITS ASSIGNEE AS SET FORTH IN THE STOCK OPTION AWARD AGREEMENT, DATED                     BETWEEN                      AND TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. SUCH REPURCHASE RIGHT IS BINDING ON TRANSFEREES OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

(g)           Grantee has consulted his or her own tax advisors in connection with the exercise of this Option and is not relying upon the Company for any tax advice.

(h)           Grantee is presently an employee of the Company or was an employee within 90 days prior to exercise (one year if Grantee is no longer an employee due to death or Disability).

4.             Legal Representatives of Grantee. If Options are being exercised on behalf of a Grantee, then this Notice must be signed by such Grantee’s legal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the Grantee’s legal representative under applicable local law governing decedents’ estates.

Date:
Signature of Grantee

A-3

Spousal Consent

I acknowledge that I have read the foregoing Stock Option Exercise Agreement (the “Exercise Agreement”), the Stock Option Award Agreement and the Plan (the “Option Documents”) and that I know their contents. I hereby consent to and approve of the exercise of the Option by my spouse in accordance with the provisions of the Option Documents, and agree that the shares of the Common Stock of Talecris Biotherapeutics Holdings Corp. purchased thereunder (the “Shares”) and any interest I may have in such Shares are subject to all the provisions of the Option Documents. I will take no action at any time to hinder operation of the Exercise Agreement on these Shares or any interest I may have in or to them.

Date:
Signature of Grantee’s Spouse

Spouse’s Name - Typed or Printed

Grantee’s Name - Typed or Printed

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

2005 STOCK OPTION AND INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (this “Option Award Agreement”) is effective as of                        (the “Grant Date”), by and between Talecris Biotherapeutics Holdings Corp. a Delaware corporation (the “Company”), and the grantee named on the signature page hereof (the “Grantee”) pursuant to the Talecris Biotherapeutics Holdings Corp. 2005 Stock Option and Incentive Plan (the “Plan”). Capitalized terms not defined in this Option Award Agreement have the meanings ascribed to them in the Plan.

1.             Grant of Stock Option. Pursuant to the terms and conditions set forth in Schedule A hereto, this Option Award Agreement and the Plan, the Company hereby grants to the Grantee an option to purchase (“Option”) all or any part of the aggregate of the shares of the Company’s Common Stock (the “Shares”) set forth in Schedule A hereto at a purchase price per Share as set forth in Schedule A hereto (the “Option Exercise Price”). If an executed copy of this Option Award Agreement is not returned to the Company within ten business days after the date hereof, the grant of Options hereunder shall be null and void, unless the Company determines, in its sole discretion, that any delay was for good cause. This Option is intended to be a non-qualified stock option, and is not intended to qualify as an Incentive Stock Option.

2.             Term of Option. This Option shall expire on the tenth (10) anniversary of the Grant Date (the “Expiration Date”) and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 4 of this Option Award Agreement.

3.             Vesting.

3.1           Performance-Based Vesting. The Grantee shall vest in the specified number of Options as set forth in Schedule A hereto subject to performance-based objectives subject to this Section 3.1 (“Performance-Based Options”). The Performance-Based Options will vest and become exercisable based on the achievement of the Company’s annual performance objectives for each of the four years ending on April 1 following the Grant Date (“Annual Objectives”) as established each year by the Board of Directors (“Board”) for all optionees. Annual Objectives shall normally be based upon achievement of budgeted EBITDA and Free Cash Flow for the fiscal year.

(a)           Annual Objectives. For a given fiscal year, where the Annual Objectives are met: (i) the portion of the Performance-Based Options allocated to such fiscal year shall vest on April 1st of the subsequent fiscal year, if Grantee is Executive Chairman or Chairman and Chief Executive Officer

on such date (As used herein, all references to the position of “EC/CEO” shall include the position of Executive Chairman and Chairman and Chief Executive Officer.)  ; (ii)  in the event of the termination of Grantee’s role as EC/CEO or employment for Cause prior to the April 1st of the subsequent fiscal year, then the portion of the Performance-Based Options allocated to the fiscal year in which such termination occurs shall vest on a pro-rata basis for such part of that year that the Grantee was EC/CEO (based upon the number of days Grantee was employed by the Company as EC/CEO during such calendar year divided by 365); (iii) in the event of the termination of Grantee’s role as EC/CEO other than for Cause, then all Performance-Based Options scheduled to vest on the first April 1 following such termination shall vest on such April 1 if Grantee remains a Key Person as of such date or if such termination was by reason of death or disability and in addition a pro-rata share of the Performance-Based Options scheduled to vest on the second April 1 following such termination shall vest on the date that is one year following such termination (“Termination Anniversary”) if Grantee remains a Key Person as of such date or if such termination was by reason of death or disability (based upon the number of days from the second April 1 to the Termination Anniversary) but no Options scheduled to vest more than one year after such termination shall vest even if Grantee maintains his status as a Key Person through the scheduled vesting date. Where the Annual Objectives for such fiscal year are not met, the portion of the Performance-Based Options allocated to such fiscal year shall be forfeited, unless the Board in its sole discretion determines that all or a portion of the Performance-Based Option allocated to such fiscal year shall vest upon meeting further conditions as defined by the Board. (As used herein, all references to the position of “EC/CEO” shall include the position of Executive Chairman and Chairman and Chief Executive Officer.)

(b)           Determination by Board. The Board shall, in its sole discretion, determine whether the Annual Objectives have been met or exceeded.

(c)           Adjustments to Annual Objectives. The Board may, in its sole discretion, make appropriate adjustments to Annual Objectives for changes in, or in the timing of, major capital growth projects, acquisitions, mergers and joint ventures, and quality of earnings adjustments, or other such factors as determined in good faith by the Board.

3.2           Time-Based Vesting. The Grantee shall vest in the specified number of Options as set forth in Schedule A hereto subject to this Section 3.1 (“Time-Based Options”). If Grantee is EC/CEO on such dates, Time-Based Options shall vest and become exercisable in four equal installments on April 1, 2008 and the subsequent three anniversaries of that date. In the event of the termination of Grantee’s role as EC/CEO or employment for Cause as defined in Grantee’s employment

2

agreement with the Company renewed as of April 1, 2007, then a pro-rata share of the Time-Based Options scheduled to vest on the April 1 following such termination shall vest on the termination date (based upon the number of days Grantee was employed by the Company as EC/CEO since the previous April 1 divided by 365). In the event of the termination of Grantee’s role as EC/CEO or employment is terminated by reason of death or disability, then all Time-Based Options scheduled to vest on the first April 1 following such termination and in addition a pro-rata share of the Time-Based Options scheduled to vest on the second April 1 following such termination (based upon the number of days from the second April 1 to the Termination Anniversary) shall vest immediately. In the event of the termination of Grantee’s role as EC/CEO other than for Cause, death or disability, then all Time-Based Options scheduled to vest on the first April 1 following such termination shall vest on such April 1 if Grantee remains a Key Person as of such date and in addition a pro-rata share of the Time-Based Options scheduled to vest on the second April 1 following such termination shall vest on the Termination Anniversary if Grantee remains a Key Person as of such date (based upon the number of days from the second April 1 to the Termination Anniversary) but no Options scheduled to vest more than one year after such termination shall vest even if Grantee maintains his status as a Key Person through the scheduled vesting date.

3.3           Change in Control. Provided that no Termination of Grantee’s status as a Key Person has taken place prior to the effective date, upon a Change in Control as provided in Section 3.6 of the Plan, any unvested Time Based Options shall become fully vested but only if such Change in Control occurs after March 31, 2008.

3.4           Non-Vested Options. This Option shall be exercisable to the extent (and only to the extent) that it has vested. Except as provided above, this Option shall cease to vest if either Grantee ceases to hold the role of EC/CEO or upon Grantee’s Termination of Key Person status, and may be exercised after Grantee’s Termination of Grantee’s Key Person status only as set forth in Section 4 below. Any portion of this Option that does not vest, whether due to change in role from EC/CEO, termination of Key Person status, or otherwise, will not be exercisable and will be forfeited.

4.             Exercise of Options Following Termination of Grantee’s Key Person Status.

4.1           Termination of Grantee’s Key Person Status as a Result of Voluntary Resignation or for Any Reason Other than Death, Disability, or Retirement. Upon Grantee’s Termination of Grantee’s Key Person status as a result of voluntary resignation or for any reason other than death, Disability, or Retirement (including for Cause), this Option, to the extent (and only to the extent) that it is vested on the date of Termination of Grantee’s Key Person status, may be exercised by Grantee no later than 90 days after the date of such Termination of Grantee’s Key Person status, but in no event later than the Expiration Date.

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4.2           Termination of Grantee’s Key Person Status Because of Death, Disability or Retirement. Upon Grantee’s Termination of Key Person status because of death, Disability or Retirement (or upon Grantee’s death within ninety (90) days after Termination of Grantee’s Key Person status because of Disability or Retirement), this Option, to the extent (and only to the extent) that it is vested on the date of Termination of Grantee’s Key Person status, may be exercised by Grantee (or Grantee’s legal representative or authorized assignee) no later than eighteen (18) months after the date of such Termination of Grantee’s Key Person status, but in no event later than the Expiration Date.

5.             Exercise and Restriction.

5.1           Stock Option Exercise Agreement. To exercise this Option, Grantee (or in the case of exercise after Grantee’s death, Grantee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be required by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Grantee’s election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Grantee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If a person other than Grantee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

5.2           Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Committee, with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

5.3           Payment. The Exercise Agreement shall be accompanied by full payment for the Shares being purchased (the “Exercise Price”) in cash (by check), or, if authorized by the Committee in its sole discretion, the Company may accept payment (i) in outstanding shares of stock, or (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price.

5.4           Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Grantee must pay any applicable federal or state withholding obligations of the Company.

5.5           Issuance of Shares. As promptly as is practicable after the receipt of the Exercise Agreement, in form and substance satisfactory to counsel for the Company, payment of the Exercise Price and satisfaction of applicable withholding requirements, and execution by the Grantee of the Stockholders Agreement applicable to

4

all Grantees if requested by the Company, the Company shall issue the Shares registered in the name of Grantee, Grantee’s authorized assignee, or Grantee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto. The Company may postpone such delivery until it receives satisfactory proof that the issuance of such Shares will not violate any of the provisions of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. Grantee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

5.6           Competitive or Detrimental Activity. If at any time within eighteen months after the date on which the Grantee exercises the Option Grantee engages in any activity determined in the sole discretion of the Company to be in violation of any non-competition agreement or covenant between the Grantee and the Company (or any Related Entity), then any gain realized by Grantee from the exercise of the Option (“Gain”) shall be paid by Grantee to the Company upon notice from the Company. Such Gain shall be determined as of the date of the Option exercise as the difference between the aggregate exercise price of such Shares and the Fair Market Value of such Shares on their respective Option exercise dates without regard to any subsequent change in the Fair Market Value of a Share.

6.             Nontransferability of Option. This Option may not be sold, assigned, pledged, hypothecated, loaned or otherwise transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Grantee only by Grantee.

7.             Purchase for Purpose of Investment.

In the event Grantee exercises the Option prior to an initial public offering by the Company or counsel to the Company otherwise determines that such representations and legends are required by law:

7.1           Investment Intent at Grant. Grantee represents and agrees that at the time of grant the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.

7.2           Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Grantee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

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7.3           Legends. If the Company chooses to deliver certificates to evidence the Shares purchased under this Agreement in an unregistered transaction all such certificates shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (A) REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, OR (B) IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO TALECRIS BIOTHERAPEUTICS HOLDINGS CORP., SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE RIGHT IN FAVOR OF THE COMPANY OR ITS ASSIGNEE AS SET FORTH IN THE STOCK OPTION AWARD AGREEMENT, DATED                       BETWEEN                          AND TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. SUCH REPURCHASE RIGHT IS BINDING ON TRANSFEREES OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

7.4           Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

7.5           Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 7 shall be conclusive and binding on the Employee and all other persons.

8.             Right of Offset. The Company shall have the right to offset against the obligation to deliver Shares in respect of any exercise of an Option, any outstanding amounts then owed by Grantee to the Company.

9.             Privileges of Stock Ownership. Grantee shall not have any of the rights of a stockholder of the Company with respect to any Shares until the Shares are issued to Grantee and no adjustment shall be made for cash distribution in respect of such

6

Shares for which the distribution date (or record date, in the event the Company becomes a corporation) is prior to the date upon which such Grantee or permitted transferee shall become the holder of record thereof.

10.          Entire Agreement. The Plan is incorporated herein by reference. This Agreement, the Plan, the Exercise Agreement, the Stockholders’ Agreement and such other documents as may be executed in connection with the exercise of this Option constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement shall lie within its sole discretion, as the case may be, and shall be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee.

11.          No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Grantee any right to continue in the employ of, or other relationship with, the Company or any Related Entity, including Grantee’s Key Person status, or limit in any way the right of the Company or any Related Entity to terminate Grantee’s employment, Key Person status, or other relationship at any time, with or without Cause.

12.          Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated below or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon:  personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

13.          Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

14.          Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to that body of law pertaining to choice of law or conflict of law.

7

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date noted above.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

By:

[Grantee]

[Grantee’s Address]

8

Schedule A

TERMS OF OPTION GRANT

Grantee Name: Lawrence D. Stern

Grant Date:

Total Number of Shares Underlying the Option:

Option Exercise Price: $

Number of shares underlying Performance Based Options (65%)

Number of shares underlying Time Based Options (35%)

Exhibit A

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
2005 STOCK OPTION AND INCENTIVE PLAN (the “Plan”)
STOCK OPTION EXERCISE AGREEMENT

I hereby elect to purchase the number of shares of Common Stock of Talecris Biotherapeutics Holdings Corp (the “Company”) as set forth below:

Grantee:	Number of Shares Purchased:
Social Security Number:	Purchase Price per Share:
Address:	Aggregate Purchase Price:
Date of Option Award Agreement:

Type of Option: Nonqualified Stock Option	Exact Name of Title to Shares:

1.             Delivery of Purchase Price. Grantee hereby delivers to the Company the Exercise Price, either in cash (by check) in the amount of $           , receipt of which is acknowledged by the Company, or by some other method as approved by the Company in its sole discretion;

2.             Payment of Withholding Tax. Grantee hereby delivers to the Company the amount necessary to satisfy any withholding tax obligations of the Company in cash (by check) in the amount of $           , receipt of which is acknowledged by the Company, or by some other method as approved by the Company in its sole discretion.

3.             Representations. In the event Grantee exercises the Option prior to an initial public offering by the Company or counsel to the Company otherwise determines that such representations and legends are required by law in connection with the exercise of the Option, Grantee hereby represents to the Company as follows:

(a)           Grantee is acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein. Grantee acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

(b)           Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

(c)           Grantee understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, he or she must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. Grantee acknowledges that the Company has no obligation to register or qualify the Shares for resale. Grantee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares and requirements relating to the Company which are outside of Grantee’s control, and which the Company is under no obligation to and may not be able to satisfy.

(d)           Grantee understands that there is no public market for the Shares, that no market may ever develop for them and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any other federal, state or other governmental agency.

(e)           Grantee understands that the Shares are subject to certain restrictions on transfer set forth in the Plan. Both the Plan and the applicable Award Agreement pursuant to which the Option has been granted are incorporated herein by reference.

(f)            Grantee understands that the certificate (if any) representing the Shares will be imprinted with the following legends:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SHARES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE RIGHT IN FAVOR OF

THE COMPANY OR ITS ASSIGNEE AS SET FORTH IN THE STOCK OPTION AWARD AGREEMENT, DATED                    BETWEEN                          AND TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. SUCH REPURCHASE RIGHT IS BINDING ON TRANSFEREES OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

(g)           Grantee has consulted his or her own tax advisors in connection with the exercise of this Option and is not relying upon the Company for any tax advice.

(h)           Grantee is presently an employee of the Company or was an employee within 90 days prior to exercise (one year if Grantee is no longer an employee due to death or Disability).

4.             Legal Representatives of Grantee. If Options are being exercised on behalf of a Grantee, then this Notice must be signed by such Grantee’s legal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the Grantee’s legal representative under applicable local law governing decedents’ estates.

Date:
Signature of Grantee

Spousal Consent

I acknowledge that I have read the foregoing Stock Option Exercise Agreement (the “Exercise Agreement”), the Stock Option Award Agreement and the Plan (the “Option Documents”) and that I know their contents. I hereby consent to and approve of the exercise of the Option by my spouse in accordance with the provisions of the Option Documents, and agree that the shares of the Common Stock of Talecris Biotherapeutics Holdings Corp. purchased thereunder (the “Shares”) and any interest I may have in such Shares are subject to all the provisions of the Option Documents. I will take no action at any time to hinder operation of the Exercise Agreement on these Shares or any interest I may have in or to them.

Date:
Signature of Grantee’s Spouse

Spouse’s Name - Typed or Printed

Grantee’s Name - Typed or Printed